UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

KOPPERS HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-32737	20-1878963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Koppers Holdings Inc. (the “Company”) on May 9, 2011 (the “Original 8-K”). The Original 8-K was filed to report, among other things, the results of the matters submitted to a vote at the Company’s Annual Meeting of Shareholders held on May 4, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory (non-binding) votes on executive compensation. This Amendment does not otherwise revise the Original 8-K in any way.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, in an advisory (non-binding) vote concerning the frequency of future advisory votes on executive compensation held at the Company’s Annual Meeting, the Company’s shareholders cast the highest number of votes for an annual frequency, consistent with the recommendation of the Company’s Board of Directors. Accordingly, in light of the voting results and other factors, the Board of Directors has determined that the Company will hold an annual advisory vote on executive compensation until the next advisory vote concerning the frequency of future advisory votes on executive compensation is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.
(Registrant)

	By:	/s/ Steven R. Lacy
	Name:	Steven R. Lacy
Date: August 5, 2011	Title:	Senior Vice President, Administration,
General Counsel and Secretary